Exhibit 32.2

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of Worthington Industries, Inc. (the “Company”) on Form 10-K for the fiscal year ended May 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, B. Andrew Rose, Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

/s/ B. Andrew Rose
Printed Name: B. Andrew Rose
Title: Vice President and Chief Financial Officer

Date: July 30, 2013

*

These certifications are being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. These certifications shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Worthington Industries, Inc. specifically incorporates these certifications by reference.